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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934




                                   ORIUS CORP.
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             (Exact Name of Registrant as Specified in Its Charter)



                Delaware                              65-0894212
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


1401 Forum Way, Suite 400, West Palm Beach, Florida             33401
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     (Address of principal executive offices)                 (Zip Code)


If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and                12(g) of the Exchange Act and
is effective pursuant to                     is effective pursuant to
General Instruction A(c),                    General Instruction A(d),
check the following box. [X]                 check the following box. [ ]



Securities Act registration statement number to which this form relates:
333-79743

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class to                   Name of Exchange on which Each
        be so Registered                        Class is to be Registered
---------------------------------         --------------------------------------
     Common Stock, par value                     New York Stock Exchange
        $.0001 per share


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock registered hereunder by Orius Corp., a Delaware corporation (the "Registrant"), is incorporated by reference to "Description of Capital Stock - Common Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-79743) as filed with the Securities and Exchange Commission (the "Commission") on June 1, 1999 and any amendments to such Registration Statement filed subsequently thereto, including any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.


ITEM 2.  EXHIBITS.

         Certain exhibits have been filed (or are to be filed) with the New York Stock Exchange. No such exhibits are required to be filed hereunder with the Commission.

         The Common Stock to be registered hereunder is to be registered on the New York Stock Exchange, where there are no other securities of the Registrant so registered.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                           ORIUS CORP.



                                           By: /s/ William J. Mercurio
                                               --------------------------------
                                           William J. Mercurio, President,
                                           Chairman and Chief Executive Officer

Date: July 2, 1999